Exhibit 99.1

NEWS RELEASE

CONTACT:	Patrick Scanlon, Senior Vice President, Finance Division Head
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE: 12:00 P.M. Eastern Time: February 15, 2013

Penseco Financial Services Corporation Reports Earnings as of December 31, 2012

SCRANTON, PA, February 15, 2013 – Penseco Financial Services Corporation (OTC Bulletin Board: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported net income for the three months ended December 31, 2012 of $2,708,000 – an increase of $239,000, or 9.7% – or $0.82 per basic and diluted weighted average share, compared with $2,469,000, or $0.75 per basic and diluted weighted average share, from the year ago period. Net interest income, after provision for loan and lease losses, increased $400,000, or 5.4%, during the 2012 period, due to a reduction in interest expense of $523,000, or 30.1%, from lower funding costs and a $521,000, or 78.0%, decrease in the provision for loan and lease losses, offset by a decrease in interest income of $644,000, or 6.6%. The decrease in interest income was primarily attributable to investment and loan cash flows being reinvested in securities that have historically low yields, including excess reserve deposits held at the Federal Reserve Bank of Philadelphia.

The Company reported net income for the twelve months ended December 31, 2012 of $10,589,000 – an increase of $58,000, or 0.6% – or $3.23 per basic and diluted weighted average share, compared with $10,531,000, or $3.21 per basic and diluted weighted average share, from the year ago period. Net interest income, after provision for loan and lease losses, increased $1,318,000, or 4.4%, during the 2012 period, due to a reduction in interest expense of $1,977,000, or 26.9%, from lower funding costs and a $1,457,000, or 61.2%, decrease in the provision for loan and lease losses, offset by a decrease in interest income of $2,116,000, or 5.3%. The decrease in interest income was primarily attributable to investment and loan cash flows being reinvested in securities that have historically low yields, including excess reserve deposits held at the Federal Reserve Bank of Philadelphia.

Net income from core operations increased $388,000, or 3.8%, for the twelve months ended December 31, 2012 to $10,589,000, compared to $10,201,000 for the same period in 2011. Net income from core operations is a non-GAAP measure of net income. The Company defines its core operations to exclude the reversal, in the three months ended in March 31, 2011, of a contingent liability recorded in connection with the 2009 acquisition of Old Forge Bank (the “Merger”). A reconciliation of the net income from core operations and disclosure of the non-GAAP adjusted return on average assets, adjusted return on average equity and adjusted dividend payout ratio derived from that measure are described in the Reconciliation of Non-GAAP Financial Measures included in this press release.

Non-Interest Income

Total non-interest income increased $103,000, or 3.8%, to $2,811,000 for the three months ended December 31, 2012, compared with $2,708,000 for the same period in 2011. This increase was primarily attributable to an impairment loss on bank equity investment securities of $78,000, recognized during the three months ended December 31, 2011, along with an increase of $20,000 in trust department income, and an increase of $34,000 in other operating income. These increases were partially offset by a decrease of $29,000 in net realized gains on securities.

Total non-interest income decreased $1,178,000, or 9.3%, to $11,441,000 for the twelve months ended December 31, 2012, compared with $12,619,000 for the same period in 2011. This decrease was attributable to a decrease of $380,000 in merchant transaction income due to lower volume, a decrease of $369,000 in other operating income due to income recorded in connection with the reversal of a contingent liability of $500,000 during the quarter ended March 31, 2011, a decrease of $349,000 in net realized gains on securities, as well as a decrease of $129,000 in service charges on deposit accounts. These decreases were partially offset by increased gains on the sale of residential mortgage loans of $322,000.

Non-Interest Expenses

Total non-interest expenses increased $90,000, or 1.3%, to $7,158,000 for the three months ended December 31, 2012 compared with $7,068,000 for the same period in 2011. This increase in total non-interest expense included an increase of $101,000 in FDIC insurance assessments. Other operating expenses increased $209,000, resulting primarily from increased Pennsylvania shares tax expense. These increases were partially offset by a decrease in premises and equipment expense of $131,000, due primarily to lower equipment maintenance and repairs and depreciation expense and a decrease in salaries and employee benefits of $81,000.

Total non-interest expenses increased $58,000, or 0.2%, to $29,099,000 for the twelve months ended December 31, 2012 compared with $29,041,000 for the same period in 2011. Salaries and employee benefits increased $170,000 during the year ended December 31, 2012 compared to the year ended December 31, 2011. Other operating expenses increased $919,000 during the 2012 fiscal year, primarily as the result of increased Pennsylvania shares tax expense. These increases were offset by a decrease in premises and equipment expense of $615,000, due primarily to lower equipment maintenance and repairs and depreciation expense. Merchant transaction expenses decreased $424,000, due to lower volume.

Asset Quality

The Company maintains an allowance for loan and lease losses which reflects management’s estimate of probable loan losses, as determined in accordance with the Company’s allowance for loan and lease losses methodology. The ratio of the allowance for loan and lease losses to total loans was 1.11% and 1.06% as of December 31, 2012 and 2011, respectively.

Non-accrual loans equaled $2,280,000, or 0.37% of outstanding loans, at December 31, 2012, representing a decrease of $886,000, or 28.0%, from $3,166,000 non-accrual loans, or 0.50% of outstanding loans, at December 31, 2011. There were no commitments to lend additional funds to borrowers whose loans were in non-accrual status at December 31, 2012.

Net loan charge-offs amounted to $685,000, or 0.11%, of average outstanding loans for the twelve months ended December 31, 2012, compared to $2,170,000, or 0.35%, of average outstanding loans outstanding for the twelve months ended December 31, 2011.

The Company continues to proactively evaluate probable loan and lease losses and address delinquent loans by, among other things, obtaining current appraisals of collateral, increasing communication with borrowers and placing loans on non-accrual status when collection is in doubt and the loan is moving toward foreclosure or liquidation of collateral.

Income Tax Expense

Income taxes increased $174,000, or 29.8%, and $24,000, or 0.8%, for the three months and twelve months ended December 31, 2012, respectively, primarily due to higher taxable income.

Restatement

During the quarter ended June 30, 2012, the Company became aware that the actuarially computed value of its postretirement benefit liability was inaccurate. The postretirement benefit plan provides employees with life insurance coverage that continues at various levels after retirement. Due to a change in the assumptions provided by the Company to its actuary as to the cost of future premiums, the actuarially computed unfunded liability was understated.

The restatement resulted in the following changes to numbers previously reported:

As of December 31, 2010, an increase in other liabilities (postretirement liability) of $2,206,000 and an increase in other assets (deferred taxes) of $750,000 resulted in a net decrease to Stockholder’s Equity of $1,456,000, from $121,922,000 to $120,466,000.

As of September 30, 2011, an increase in other liabilities (postretirement liability) of $2,404,000 and an increase in other assets (deferred taxes) of $817,000 resulted in a net decrease to Stockholder’s Equity of $1,587,000, from $128,496,000 to $126,909,000.

For the three months ended December 31, 2011, an increase of $66,000 in employee benefits expense and a decrease of $23,000 in applicable income taxes, or a net reduction in net income of $43,000 from $2,512,000 to $2,469,000 or approximately $0.02 per share. Comprehensive income also was reduced by $80,000, from $1,880,000 to $1,800,000.

For the twelve months ended December 31, 2011, an increase of $264,000 in employee benefits expense and a decrease of $90,000 in applicable income taxes, or a net reduction in net income of $174,000 from $10,705,000 to $10,531,000 or approximately $0.06 per share. Comprehensive income also was reduced by $211,000, from $12,582,000 to $12,371,000.

As of December 31, 2011, an increase in other liabilities (postretirement liability) of $2,525,000 and an increase in other assets (deferred taxes) of $858,000 resulted in a net decrease to Stockholder’s Equity of $1,667,000, from $129,000,000 to $127,333,000.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS

(unaudited)

(in thousands, except per share amounts based on weighted average shares outstanding in each period)

	December 31,	December 31,	Inc / (Dec)%
	2012	2011*	$	Change
	Three Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.17%	1.04%		12.50%
Return on Average Equity	8.13%	7.71%		5.45%
Net Interest Margin (1)	3.98%	3.95%		0.76%
Efficiency Ratio (2)	65.87%	64.83%		1.60%

	Twelve Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.14%	1.13%		0.88%
Return on Average Equity	8.07%	8.45%		-4.50%
Net Interest Margin (1)	4.05%	4.02%		0.75%
Efficiency Ratio (2)	66.02%	63.88%		3.35%
STOCKHOLDERS’ VALUE
Net Income	$10,589	$10,531	$58	0.55%
Earnings per share - Basic	3.23	3.21	0.02	0.62%
Earnings per share - Diluted	3.23	3.21	0.02	0.62%
Dividends Per Share	1.68	1.68	—	—
Book Value Per Share	40.43	38.87	1.56	4.01%
Market Value Per Share	37.00	37.50	(0.50)	-1.33%
Market Value/Book Value	91.52%	96.48%		-5.14%
Price Earnings Multiple	11.46x	11.68x		-1.88%
Dividend Payout Ratio	52.01%	52.34%		-0.63%
Dividend Yield	4.54%	4.48%		1.34%
SAFETY AND SOUNDNESS
Stockholders’ Equity/Assets	14.43%	13.76%		4.87%
Total Capital/Risk Weighted Assets	18.36%	16.87%		8.83%
Tier 1 Capital/Risk Weighted Assets	17.18%	15.77%		8.94%
Tier 1 Capital/Average Assets	11.50%	10.82%		6.28%
Non-performing Assets/Total Assets	0.32%	0.51%		-37.25%
Non-performing loans to period end loans	0.37%	0.50%		-26.00%
Allowance for loan and lease losses to period end loans	1.11%	1.06%		4.72%
BALANCE SHEET HIGHLIGHTS
Total Assets	$918,042	$925,532	$(7,490)	-0.81%
Total Investments	177,293	191,208	(13,915)	-7.28%
Net Loans	616,580	624,811	(8,231)	-1.32%
Allowance for Loan and Lease Losses	6,950	6,711	239	3.56%
Total Deposits	721,948	720,518	1,430	0.20%
Stockholders’ Equity	132,446	127,333	5,113	4.02%

(1)	The net interest margin is equal to tax equivalent net interest income divided by average interest-earning assets. In order to make pre-tax income on tax-exempt investments and loans comparable to taxable investments and loans, a tax equivalent adjustment is made to interest income. This adjustment increased interest income by $528 and $545 for the three months ended December 31, 2012 and 2011, respectively and by $2,239 and $2,298 for the twelve months ended December 31, 2012 and 2011, respectively. The Company believes that the tax equivalent presentation is consistent with industry practice. Although the Company believes that these financial measures enhance investors’ understanding of our business and performance, these measures should not be considered an alternative to GAAP.
(2)	The efficiency ratio is equal to non-interest expenses, excluding amortization of core deposit intangible expense, divided by the sum of net interest income and non-interest income. Amortization of core deposit intangible expense is included in other operating expenses, and was $64 and $74 for the three months ended December 31, 2012 and 2011, respectively and $267 and $304 for the twelve months ended December 31, 2012 and 2011, respectively.

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except per share amounts)

	December 31,	December 31,
	2012	2011*
ASSETS
Cash and due from banks	$15,581	$13,184
Interest bearing balances with banks	32,263	21,296
Federal funds sold	—	—

Cash and Cash Equivalents	47,844	34,480
Investment securities:
Available-for-sale, at fair value	161,391	167,486
Held-to-maturity (fair value of $16,774 and $24,969, respectively)	15,902	23,722

Total Investment Securities	177,293	191,208
Loans, net of unearned income	623,530	631,522
Less: Allowance for loan and lease losses	6,950	6,711

Loans, Net	616,580	624,811

Bank premises and equipment	15,137	13,095
Other real estate owned	656	1,571
Accrued interest receivable	2,862	3,252
Goodwill	26,398	26,398
Bank owned life insurance	17,616	15,870
Federal Home Loan Bank stock	4,212	4,953
Other assets	9,444	9,894

Total Assets	$918,042	$925,532

LIABILITIES
Deposits:
Non-interest bearing	$151,121	$134,799
Interest bearing	570,827	585,719

Total Deposits	721,948	720,518
Other borrowed funds:
Securities sold under agreements to repurchase	8,019	9,981
Short-term borrowings	—	—
Long-term borrowings	45,397	58,220
Accrued interest payable	716	1,010
Other liabilities	9,516	8,470

Total Liabilities	785,596	798,199

STOCKHOLDERS’ EQUITY
Common stock; $ .01 par value, 15,000,000 shares authorized, 3,276,079 shares issued and outstanding	33	33
Surplus	48,905	48,865
Retained earnings	83,798	78,713
Accumulated other comprehensive income	(290)	(278)

Total Stockholders’ Equity	132,446	127,333

Total Liabilities and Stockholders’ Equity	$918,042	$925,532

*	- as restated

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011*	2012	2011*
INTEREST INCOME
Interest and fees on loans and leases	$8,014	$8,452	$32,539	$33,585
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	484	567	2,282	2,724
States & political subdivisions	633	746	2,660	3,273
Other securities	20	19	63	64
Interest on Federal funds sold	—	—	—	2
Interest on balances with banks	20	31	47	59

Total Interest Income	9,171	9,815	37,591	39,707

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	281	336	1,180	1,436
Interest on other deposits	486	842	2,244	3,522
Interest on other borrowed funds	445	557	1,938	2,381

Total Interest Expense	1,212	1,735	5,362	7,339

Net Interest Income	7,959	8,080	32,229	32,368
Provision for loan and lease losses	147	668	924	2,381

Net Interest Income After Provision for Loan and Lease Losses	7,812	7,412	31,305	29,987

NON-INTEREST INCOME
Trust department income	369	349	1,481	1,563
Service charges on deposit accounts	502	516	1,918	2,047
Merchant transaction income	835	817	4,290	4,670
Brokerage fee income	63	68	264	253
Other fee income	439	443	1,730	1,702
Bank-owned life insurance income	126	121	504	490
Other operating income	279	245	937	1,306
Impairment losses on investment securities	—	(78)	—	(78)
Realized gains (losses) on securities, net	198	227	317	666

Total Non-Interest Income	2,811	2,708	11,441	12,619

NON-INTEREST EXPENSES
Salaries and employee benefits	3,504	3,585	14,121	13,951
Premises and equipment	716	847	2,946	3,561
Merchant transaction expenses	549	557	2,742	3,166
FDIC insurance assessments	115	14	458	450
Other operating expenses	2,274	2,065	8,832	7,913

Total Non-Interest Expenses	7,158	7,068	29,099	29,041

Income before income taxes	3,465	3,052	13,647	13,565
Applicable income taxes	757	583	3,058	3,034

Net Income	$2,708	$2,469	$10,589	$10,531

Weighted average shares outstanding - Basic	3,276,079	3,276,079	3,276,079	3,276,079
Weighted average shares outstanding - Diluted	3,276,916	3,276,079	3,276,411	3,276,079
Earnings per Common Share - Basic	$0.82	$0.75	$3.23	$3.21
Earnings per Common Share - Diluted	$0.82	$0.75	$3.23	$3.21
Cash Dividends Declared Per Common Share	$0.42	$0.42	$1.68	$1.68

*	- as restated

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(in thousands)

	Three Months Ended	Three Months Ended
	December 31, 2012	December 31, 2011*
Net Income	$2,708	$2,469

Other comprehensive income, net of tax:
Unrealized (losses) gains on securities arising during the period:
Unrealized holding (losses) gains	(269)	417
Reclassification adjustment for gains included in net income	(131)	(150)
Recognition of other-than-temporary impairment losses	—	52

Net unrealized (losses) gains on securities	(400)	319
Change in funded statues of employee benefit plans	(610)	(988)

Other comprehensive income	(1,010)	(669)

Comprehensive Income	$1,698	$1,800

	Twelve Months Ended	Twelve Months Ended
	December 31, 2012	December 31, 2011*
Net Income	$10,589	$10,531

Other comprehensive income, net of tax:
Unrealized gains on securities arising during the period:
Unrealized holding gains	807	3,216
Reclassification adjustment for gains included in net income	(209)	(440)
Recognition of other-than-temporary impairment losses	—	52

Net unrealized gains on securities	598	2,828
Change in funded statues of employee benefit plans	(610)	(988)

Other comprehensive income	(12)	1,840

Comprehensive Income	$10,577	$12,371

*	- as restated

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, September 30, 2011*	$33	$48,865	$77,620	$391	$126,909
Net income*	—	—	2,469	—	2,469
Other comprehensive income (loss)				(669)	(669)
Cash dividends declared ($0.42 per share)	—	—	(1,376)	—	(1,376)

Balance, December 31, 2011*	$33	$48,865	$78,713	$(278)	$127,333

Balance, September 30, 2012	$33	$48,890	$82,467	$720	$132,110
Stock-based compensation		15			15
Net income	—	—	2,708	—	2,708
Other comprehensive income (loss)				(1,010)	(1,010)
Cash dividends declared ($0.42 per share)	—	—	(1,377)	—	(1,377)

Balance, December 31, 2012	$33	$48,905	$83,798	$(290)	$132,446

*	- as restated

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, December 31, 2010*	$33	$48,865	$73,686	$(2,118)	$120,466
Net income*	—	—	10,531	—	10,531
Other comprehensive income				1,840	1,840
Cash dividends declared ($1.68 per share)	—	—	(5,504)	—	(5,504)

Balance, December 31, 2011*	$33	$48,865	$78,713	$(278)	$127,333

Balance, December 31, 2011*	$33	$48,865	$78,713	$(278)	$127,333
Stock-based compensation		40			40
Net income	—	—	10,589	—	10,589
Other comprehensive income				(12)	(12)
Cash dividends declared ($1.68 per share)	—	—	(5,504)	—	(5,504)

Balance, December 30, 2012	$33	$48,905	$83,798	$(290)	$132,446

*	- as restated

About Penseco Financial Services Corporation

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates thirteen offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is quoted on the OTC Bulletin Board, under the symbol, “PFNS”.

Safe Harbor Forward-Looking Statements

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by management of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential”. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services and other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Reconciliation of Non-GAAP Financial Measures

Core Operations Calculation

Certain financial measures for the three and twelve months ended December 31, 2011 reported herein exclude the effect of the reversal of a contingent liability recorded in connection with the 2009 acquisition of Old Forge Bank. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies.

The following table presents the reconciliation of non-GAAP financial measures to reported GAAP financial measures:

	Twelve Months Ended
	December 31,
	2012	2011*	Change
Unadjusted (GAAP)
Net interest income after provision for loan and lease losses	$31,305	$29,987	$1,318
Non-interest income	11,441	12,619	(1,178)
Non-interest expense	(29,099)	(29,041)	(58)
Income tax (provision) benefit	(3,058)	(3,034)	(24)

Net income	10,589	10,531	58

Adjustments
Non-interest income
Reversal of a contingent liability recorded in the Merger	—	(500)	500

Total adjustments pre-tax	—	(500)	500
Income tax provision (benefit)	—	170	(170)

After tax adjustments to GAAP	—	(330)	330

Adjusted “net income from core operations”	$10,589	$10,201	$388

Adjusted Return on Average Assets	1.14%	1.09%
Adjusted Return on Average Equity	8.07%	8.18%
Adjusted Dividend Payout Ratio	52.01%	54.02%

*	- as restated

Return on average equity (ROE) and return on average assets (ROA) for the twelve months ended December 31, 2012 was 8.07% and 1.14%, respectively. ROE was 8.45% (8.18% excluding the reversal of a contingent liability) and ROA was 1.13% (1.09% excluding the reversal of a contingent liability) for the same period last year. The dividend payout ratio was 52.01% for the twelve months ended December 31, 2012 and 52.34% (54.02% excluding the reversal of a contingent liability) for the same period last year.

Tangible Assets and Equity

Management believes that tangible assets, tangible equity, and the related ratios of tangible equity to tangible assets, tangible book value per share, and market value to tangible book value, are useful to investors in evaluating the Company’s results of operations and financial condition. Our intangible assets, namely goodwill and the core deposit intangible, are the result of our accounting for the Merger, and we would not be able to sell those assets separately from all other assets of the business. Tangible equity and tangible book value per share are used generally as conservative measures of net worth, approximating liquidation value.

The following table presents a reconciliation of tangible assets / tangible equity.

	December 31, 2012		December 31, 2011*
Tangible Assets
Total Assets		$918,042		$925,532
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	838		1,106

		27,236		27,504

Tangible Assets		$890,806		$898,028

Tangible Equity
Total Equity		$132,446		$127,333
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	838		1,106

		27,236		27,504

Tangible Equity		$105,210		$99,829

Tangible Equity / Tangible Assets		11.81%		11.12%

Tangible Book Value Per Share		$32.12		$30.47

Market Value / Tangible Book Value		115.19%		123.07%

*	- as restated